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                         KRUSE, LANDA & MAYCOCK, L.L.C.

                          EIGHTH FLOOR, BANK ONE TOWER
                          50 WEST BROADWAY (300 SOUTH)
                         SALT LAKE CITY, UTAH 84101-2034
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
JAMES R. KRUSE                                                   TELEPHONE:  (801) 531-7090
ELLEN MAYCOCK                                                     TELECOPY: (801)  531-7091
DAVID R. KING                    MAILING ADDRESS                             (801) 359-3954
LYNFON l. RICKS               Post Office Box 45561
JODY L. WILLIAMS          Salt Lake City, Utah  84145-0561                   www.klmlaw.com
STEVEN G. LOOSLE
RICHARD C. TAGGART
DAVID C. WRIGHT
PAMELA S. NIGHSWONGER
PAIGE BIGELOW

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                                February 17, 2000

Board of Directors
Telecom Wireless Corporation
5299 DTC Boulevard, Suite 1120w
Englewood, CO  80111

         Re:      Telecom Wireless Corporation
                  Registration Statement on Form SB-2

Gentlemen:

         We have been engaged by Telecom Wireless Corporation (the "Company") to render our opinion respecting the legality of certain securities to be offered and sold pursuant to the registration statement on Form SB-2 filed by the Company with the Securities and Exchange Commission (the "Registration Statement"). Capitalized terms used but not defined herein have the same meanings as set forth in the Registration Statement.

         In connection with this engagement, we have examined the following:

                  1. Articles of incorporation of the Company, as amended as of the date hereof as included in the exhibits to the Registration Statement;

                  2. Bylaws of the Company, as amended as of the date hereof as included in the exhibits to the Registration Statement;

                  3. The Registration Statement, including the financial statements of the Company included therein; and

                  4. Minutes of the Company's board of directors and stockholders or written consents of the Company's board of directors or stockholders in lieu thereof.

         We have examined such other corporate records and documents and have made such other examination as we deemed relevant. In rendering this opinion, we have assumed (i) the genuineness of all signatures on all documents not executed in our presence, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to authentic original documents of all documents submitted to us as certified or conformed copies, and (iv) the corporate minute books, stockholder records, and similar information furnished to us, and on which we have relied, are true, correct, and complete. None of the factual matters or assumptions on which our opinion is based are, to our knowledge, false in any respect as they relate to the opinion below.

         Based upon the above examination, we are of the opinion that the Common Stock to be sold pursuant to the Registration Statement will be, when sold in accordance with the terms set forth in the


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KRUSE, LANDA & MAYCOCK, L.L.C.
January 17, 2000
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Registration Statement, legally issued, fully paid, and nonassessable under the
Utah Revised Business Corporation Act.

         This firm consents to being named in the Prospectus included in the Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.

         This opinion is limited by and subject to the following:

         (a) With respect to questions of fact material to the opinions expressed above, particularly respecting the receipt by the Company of the consideration to be received by it for the issuance of shares, we have relied, without independent investigation, on the representations of officers or the Company and the information contained in the financial statements included in the Registration Statement.

         (b) This opinion shall not constitute a representation, express or implied, that we have made any independent investigation as to the accuracy or completeness of any information included in the Registration Statement other than that set forth under the caption "Legality of Securities," and we assume in rendering the opinions set forth above that such information does not contain any untrue statement of a material fact or omit a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

         (c) The foregoing opinions are as of the date hereof, and we expressly disclaim any undertaking or obligation to advise you of any changes which may occur or be brought to our attention subsequent to such date.

         This opinion is rendered to you for use solely in connection with the Registration Statement and the consummation of the transactions contemplated therein. This opinion may not be relied on by any other person or used for any other purpose, without the express written consent of the undersigned.



                                                Sincerely yours,

                                                /s/ KRUSE. LANDA & MAYCOCK, LLC

                                                KRUSE, LANDA & MAYCOCK, L.L.C.